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EXHIBIT 10.14

                              TERMINATION AGREEMENT

         This Termination Agreement ("Agreement") is made as of April 9, 2003 between CCC Information Services, Inc., a Delaware corporation ("CCC") having an office at 444 Merchandise Mart, Chicago, Illinois 60654, and Synergy 2000 Inc., a Delaware corporation ("Synergy") having an office at 30 North Raymond Avenue, Suite 804, Pasadena, California 91103 (Synergy and CCC each individually, a "Party" and, collectively, the "Parties").

WITNESSETH:

         WHEREAS, Synergy and CCC entered into to that certain Development, License and Proprietary Rights Agreement dated as of December 31, 2001 (the "Development Agreement"); and

         WHEREAS, Synergy and CCC have now agreed to terminate the Development Agreement and to settle any and all claims that either Party has against the other arising out of the Development Agreement (other than as expressly provided below) under the terms set forth herein.

         NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual covenants and conditions herein set forth and with the intent to be legally bound thereby, Synergy and CCC hereby agree as follows:

1.       TERMINATION OF THE BUSINESS RELATIONSHIP BETWEEN THE PARTIES.

         1.1 Except as otherwise specifically provided herein, the Development Agreement is hereby terminated, and both Parties acknowledge and agree that neither Party has any remaining rights or obligations under the Development Agreement; EXCEPT THAT Articles IX, XI, and XII and Section 13.1 of the Development Agreement shall survive this termination and are incorporated herein by reference, and continue to be binding on the applicable Party (collectively, the "Surviving Sections").

2.       SYNERGY ACTIONS

         2.1 TRANSFER OF THE SETTLEMENT ASSETS TO CCC.

                  (a) Synergy hereby irrevocably sells, assigns and transfers to CCC all of Synergy's right, title and interest in and to (i) the Assets (as defined in the Development Agreement) obtained by Synergy from CCC under the Development Agreement and the Synergy Work Product (as defined in the Development Agreement), (ii) any and all improvements on, upgrades, fixes, and modifications to, and derivatives thereto, including without limitation the Enhanced Source Code (as defined in the Development Agreement) and (iii) any and all other assets and/or other proprietary rights owned, licensed or developed by Synergy in connection with the work performed by Synergy under the Development Agreement or the Consulting Agreement (collectively, the "Settlement Assets"). The Settlement Assets are hereby assigned to CCC, including, without limitation, all patents, trademarks and copyrights, and all other proprietary rights, in and to the Settlement Assets. Synergy covenants and agrees to execute and deliver any and all other instruments, documents and certificates, and perform any commercially reasonable acts required to accomplish and confirm vesting of ownership of the Settlement Assets in CCC. In addition, specifically, but not as a limitation, the Parties recognize that all work performed, or modifications, improvements, and/or derivatives works, by CCC under the Development Agreement and related documentation, which may have been granted or licensed to Synergy thereunder, are hereby included in the Settlement Assets and are, among the Parties, assigned, including without limitation the patents, trademarks and copyrights, and all other proprietary rights, to CCC. Synergy hereby agrees that it will comply with CCC's commercially reasonable instructions regarding confirming or securing such rights.

                  (b) Without limitation, the rights returned to CCC shall include the rights to (i) use, offer, market, publish, reproduce, distribute, transmit, adapt, maintain, prepare derivative works, sell, sublicense or otherwise exploit and encumber the Settlement Assets (including, without limitation, all subsequent editions, revisions, supplements to, and versions of the Settlement Assets, regardless of length, nature or state of development) throughout the world in any form or medium and in any language, and (ii) to license, sublicense or otherwise transfer to others the rights commensurate herewith in connection with the Settlement Assets.

                  (c) As of the date hereof, CCC shall have the right to obtain and hold in its own name any intellectual property rights in and to the Settlement Assets and all copies and derivative works made therefrom (which shall include, but not be limited to, the right to file patent, copyright and trademark applications in the U.S. and throughout the world for the Settlement Assets in the name of CCC as well as the right to sue and collect damages based on infringement of the rights granted herein). Synergy hereby agrees that CCC may act as attorney-in-fact to execute any documents that CCC deems necessary to record this grant with the U.S. Patent and Trademark Office, the U.S. Copyright Office or elsewhere. Synergy agrees that it will execute any documents or take any other actions as may reasonably be necessary, or as CCC may reasonably request to help CCC establish, confirm and defend CCC's ownership of, and intellectual property rights in and to, the Settlement Assets and all copies and derivative works made therefrom. The costs of recording and registering ownership rights in the Settlement Assets shall be borne solely by CCC.

                  (d) Within ten (10) days of the date hereof, Synergy shall deliver to CCC a complete set of all complete and partial copies of the Settlement Assets in all forms (including, without limitation, all Original Source Code (as defined in the Development Agreement) and Enhanced Source Code (as defined in the Development Agreement).

                  (e) Synergy further agrees that the confidentiality provisions in Article XI of the Development Agreement shall not apply to CCC's use of any Settlement Assets returned to CCC under this Section 2.1.

                  (f) Synergy represents and warrants that Synergy has not assigned, sold or otherwise transferred its interests in the Settlement Assets and that it has placed no other encumbrances of any nature whatsoever on the Settlement Assets. Synergy further represents and warrants that CCC shall receive no less than the same title in the Settlement Assets that Synergy received from CCC pursuant to the terms of the Development Agreement.

                  (g) Synergy represents and warrants that the Settlement Assets and use thereof, except to the extent developed or modified by CCC hereafter:
(i) do not and will not infringe upon, misappropriate, or otherwise violate the intellectual property rights or other proprietary rights of any third party;
(ii) will not give rise to any claims for royalty payments of any kind unless disclosed to CCC as of the Effective Date; (iii) will not give rise to any obligations owed to third parties, and will be fully paid-up; (iv) will be free of any computer virus, time bomb, worm, or other similar harmful, malicious, or hidden program or data or software device on the Effective Date as is detectible by use of a commercially released up to date virus detection software as used by Synergy; and (v) will not be adversely affected by the advent of any date sensitive event.

         2.2 In addition to the obligations under Section 4.1 below, Synergy agrees to treat all of CCC's Confidential Information (as defined in the Development Agreement), the Settlement Assets, and any other products or materials otherwise provided to Synergy under the Development Agreement, if any, as required under Article XI of the Development Agreement.

3.       CCC OBLIGATIONS

         3.1 In addition to the obligations under Section 4.1 below, CCC agrees to treat all of Synergy's Confidential Information (as defined in the Development Agreement) other than the Settlement Assets, and any other products or materials otherwise provided to Synergy under the Development Agreement, as required under Article XI of the Development Agreement.

4.       CONFIDENTIALITY

         4.1 This Agreement is confidential to the Parties and their attorneys and financial advisors. The Parties agree to use their best efforts to maintain the confidentiality of the terms of this Agreement, except that either Party shall be permitted to disclose all or a portion of the terms of this Agreement on a need-to-know basis to the extent required by state or federal laws or regulations, court order or the requirements of any exchange on which their stock is traded. In such event, the Parties shall use their best efforts to: (i) attempt to minimize the disclosure of information and (ii) seek to obtain confidential treatment of the disclosed information to the fullest extent permissible by applicable law. The Parties agree that in the event that any disclosure allowed under this Section 4.1 is made public by any third party, that neither Party will publicly comment further on such disclosure. Each Party hereby acknowledges that as a publicly traded company, it is legally required to issue press releases regarding its earnings at the end of each financial quarter and each Party agrees that any disclosure regarding the terms of this Agreement required, based on the reasonable opinion of outside counsel, in order for such Party to comply with federal securities laws or NASDAQ shall not be a breach of either this Section 4.1. Each Party agrees that in the event of such disclosure that it will not comment further publicly.

5.       MUTUAL GENERAL RELEASE

         5.1 RELEASE. Upon execution of this Agreement, and as additional consideration (with the exception of the promises set forth in this Agreement), for good and valuable consideration set forth herein, each of the Parties, on behalf of themselves, their successors, assigns, agents, representatives and attorneys unconditionally mutually release, acquit, dismiss, forever discharge and covenant not to sue without limitation the other Party and its representatives, agents, attorneys, shareholders, successors and assigns on each and every right, claim, complaint, demand, cause of action, proceedings and damages of whatsoever kind or nature that either Party now has, has had or might have as of the date of this Agreement, relating to or arising out of the Development Agreement and any act, transaction, or occurrence between the Parties, including without limitation each and every claim for any type of relief or remedy whatsoever based upon any theory whatsoever, whether known or unknown at this time and specifically including, without limitation, all claims and causes of action relating to or arising out of the Development Agreement and the Parties' performance thereunder, including any and all claims for any Delinquency Payments (as defined in the Development Agreement), breach of contract, fraudulent inducement and any claims under federal or state statute or regulation (collectively, "Claims"); EXCEPT THAT the Parties acknowledge and agree that this mutual general release shall not apply to any Claims by either Party arising after the date hereof out of any of the Surviving Sections identified in Section 1.1 hereof. It is the intention of the Parties hereto to extinguish all such Claims and, consistent with such Claims and consistent with such intentions, the Parties waive their rights to the extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the release set forth above. Section 1542 of the California Civil Code provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         The Parties hereto acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional facts. The Parties further acknowledge and agree that this release is intended to be a general release that encompasses any common law, contractual, or tort claims or causes of action known and unknown they may have against each other, their agents and representatives.

         5.2 NO ADMISSION OF LIABILITY. It is expressly understood and agreed that the terms hereof are contractual, not merely recitals; that the agreements set forth herein and consideration transferred are to compromise doubtful and disputed claims, avoid litigation, to avoid the costs and undesirable effects of litigation, and buy peace; and that no payments made, nor releases, execution of this Agreement or performance hereunder, nor other consideration given shall be construed as an admission of liability, all liability being expressly denied.

6.       INDEMNIFICATION

         6.1 INDEMNIFICATION BY SYNERGY.Synergy shall indemnify and hold CCC and CCC's Affiliates, as well as their respective employees, directors, successors and assigns, harmless from and against all cost, liability, loss, damage, expense or judgment resulting from, arising out of, or in connection with, any claim, action or proceeding, in a court or otherwise (collectively, "Claims")
(i) making an allegation which, if true, would be a breach of any of Synergy's obligations under this Agreement or any of the representations or warranties made by Synergy under this Agreement or (ii) by any Synergy customer or licensee with regard to the Settlement Assets or license or use thereof; PROVIDED THAT Synergy shall have (x) the right to select counsel; (y) the right to direct and control the litigation or proceedings; and (z) subject to the approval of CCC and/or subject to a good faith settlement hearing before the tribunal in which such action is brought, of which hearing CCC shall be given notice and an opportunity to be heard, the right to settle the litigation on commercially reasonable terms.

         6.2 INDEMNIFICATION BY CCC. CCC shall indemnify and hold Synergy and Synergy's Affiliates, as well as their respective employees, directors, successors and assigns, harmless from and against all Claims making an allegation which, if true, would be a breach of any of CCC's obligations under this Agreement or any of the representations or warranties made by CCC under this Agreement; PROVIDED THAT CCC shall have (x) the right to select counsel;
(y) the right to direct and control the litigation or proceedings; and (z) subject to the approval of Synergy and/or subject to a good faith settlement hearing before the tribunal in which such action is brought, of which hearing Synergy shall be given notice and an opportunity to be heard, the right to settle the litigation on commercially reasonable terms.

7.       GENERAL TERMS AND CONDITIONS

         7.1 AMENDMENTS. No change, amendment or modification of any provision of this Agreement or waiver of any of its terms will be valid unless set forth in writing and signed by the Party to be bound thereby.

         7.2 GOVERNING LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Illinois, without reference to its conflicts of law principles. Each Party hereby irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Cook County, Illinois.

         7.3 WAIVERS. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

         7.4 NOTICES. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing, shall reference this Agreement, and shall be deemed to have been delivered and given:
(a) when delivered personally; (b) three (3) business days after having been sent by registered or certified U.S. mail, return receipt requested, postage and charges prepaid; or (c) one (1) business day after deposit with a commercial overnight courier, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Section 7.4.


        If to Synergy:                            If to CCC:
        SYNERGY 2000, INC.                        CCC INFORMATION SERVICES, INC.
        30 North Raymond Ave., Suite 804          444 Merchandise Mart
        Pasadena, CA 91103                        Chicago, Illinois 60654
        Attention:  President                     Attention:  General Counsel
                                                  With copy to:
                                                  Latham & Watkins
                                                  233 South Wacker Drive
                                                  Suite 5800 Sears Tower
                                                  Chicago, Illinois 60606
                                                  Attention: Greg L. Berenstein
                                                  Tel:  (312) 876-7700
                                                  Fax:  (312) 993-9767

         7.5 REPRESENTATION AND WARRANTY. Both Parties represent and warrant that there have been no assignments or other transfers of any interest in any claim that either Party may have against the other Party, and both Parties agree to indemnify and hold the other Party harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred by either Party as a result of any person successfully asserting any such assignment or transfer.

         7.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and supersedes (except as provided herein) any and all prior agreements or understandings between the Parties with respect to the subject matter hereof. Except as provided herein, neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision or other condition that is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any purchase order, correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

         7.7 HEADINGS. The headings used in this Agreement are for convenience only and are not to be construed to have legal significance.

         7.8 SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

         7.9 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one and the same instrument. Each Party shall be authorized to rely upon the signatures of the other which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures; PROVIDED HOWEVER, that any Party that delivers a facsimile signature to the other, covenants and agrees that it shall deliver an executed original of the same within five (5) days after delivery of such facsimile signature.

         7.10 BANKRUPTCY. If a proceeding is commenced by or against either Party hereto for relief under bankruptcy or similar laws, the Party by or against whom the proceeding is commenced agrees not to attack this Agreement as a preference and further agrees that, if this Agreement is attacked by a third party as a preference, it shall use its best efforts to ensure that this Agreement is approved by any bankruptcy or similar court, including without limitation, filing a motion for approval of this Agreement by such court.


                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by duly authorized officers or representatives as of the date first above written.


Synergy 2000, Inc.                      CCC Information Services, Inc.


By: /s/ ELI DABICH, JR.                 By:  /s/ REID E. SIMPSON
Name: Eli Dabich, Jr.                   Name: Reid E. Simpson
Title: President                        Title: Executive Vice President
                                           and Chief Financial Officer